UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)   May 12, 2011

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)             On May 12, 2011, j2 Global Communications, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders in Los Angeles, California.

(b)             Below are the voting results for the matters submitted to the Company's stockholders for a vote at the Annual Meeting:

(1)  The election of the following seven director nominees to serve for the ensuing year and until their successors are elected and qualified. All nominees were elected as directors with the following vote:

Nominee	Votes For	Withheld	Broker Non-votes
Douglas Y. Bech Robert J. Cresci W. Brian Kretzmer Richard S. Ressler John F. Rieley Stephen Ross Michael P. Schulhof	38,551,305 39,269,845 38,706,064 38,263,265 37,104,104 39,652,297 38,099,220	1,411,762 693,222 1,257,003 1,699,802 2,858,963 310,770 1,863,847	3,799,675 3,799,675 3,799,675 3,799,675 3,799,675 3,799,675 3,799,675

(2)  A proposal to ratify the appointment of Singer Lewak, LLP to serve as the Company's independent auditors for fiscal 2011. This proposal was approved with the following vote:

For Against Abstain	43,499,406 257,846 5,490

(3)  A proposal to approve, in an advisory vote, the compensation of the named executive officers.  This proposal was approved with the following vote:

For Against Abstain	39,592,366 355,709 14,992

(4)  A proposal to approve, in an advisory vote, the frequency of future advisory votes on the compensation of the Company’s named executive officers.  The shareholders approved, on an advisory basis, holding future advisory votes on the compensation of the Company’s named executive officers every year with the following vote:

1 year 2 years 3 years Abstain	36,283,751 17,377 3,645,710 16,229

(d)           Based upon the recommendation of the Board of Directors and the voting results set forth in item (b)(4) above, the Board of Directors has determined that advisory votes on executive compensation will be submitted to shareholders every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: May 13, 2011	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary